Exhibit 32.1

United American Petroleum Corp 10-Q

Certification of Principal Executive and Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of United American Petroleum Corp., a Nevada corporation (the “Company”) on Form 10-Q for the period ending March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Carey, Chief Executive Officer, Chief Financial Officer, President, Treasurer and a director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.

Date: May 20, 2015	By:	/s/ Michael Carey
Michael Carey
Chief Executive Officer and Chief Financial Officer, (Principal Executive Officer and Principal Financial Officer)
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